Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Liberty Global 401(k) Savings and Stock Ownership Plan
Englewood, Colorado

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-189223) of Liberty Global plc of our report dated June 21, 2013, pertaining to the financial statements and supplemental schedules of the Liberty Global 401(k) Savings and Stock Ownership Plan as of December 31, 2012 and 2011 and for the year ended December 31, 2012 appearing in this Annual Report on Form 11-K.

/s/ Anton Collins Mitchell LLP

Denver, Colorado
June 21, 2013